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                                                                     EXHIBIT 4.5

                                                                  CONFORMED COPY


                       CASTLE TRANSMISSION (FINANCE) plc
                                   as Issuer

                                      and

                     CASTLE TRANSMISSION INTERNATIONAL LTD
                                  as Guarantor

                                      and

                  CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD
                                  as Guarantor

                                      and

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                                   as Trustee




           ---------------------------------------------------------

                         FIRST SUPPLEMENTAL TRUST DEED
                                 in respect of
           (Pounds)125,000,000 9 per cent. Guaranteed Bonds due 2007


           ---------------------------------------------------------




                               17th October 1997


                                Clifford Chance
                                     London
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THIS FIRST SUPPLEMENTAL TRUST DEED is made on 17th October, 1997

BETWEEN:

(1)  CASTLE TRANSMISSION (FINANCE) plc (the "Issuer");

(2) CASTLE TRANSMISSION INTERNATIONAL LTD ("CTI") and CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD (the "Company" and, together with CTI, the "Guarantors" and each severally a "Guarantor"); and

(3)  THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the "Trustee").

IS SUPPLEMENTAL to a Trust Deed dated 21 May 1997 (the "Trust Deed ") made between the parties hereto constituting the (Pounds)125,000,000 9 per cent. Guaranteed Bonds due 2007 (the "Bonds") of the Issuer.

WHEREAS each of the parties hereto is of the opinion that there is a manifest error in the Trust Deed and in the Conditions of the Notes and has agreed to correct such manifest error in the manner set forth below, the Trustee acting pursuant to the powers conferred on it by Clause 7.2 of the Trust Deed.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.   Interpretation

1.1 All Capitalised terms used herein and not otherwise defined in this Supplemental Trust Deed shall have the meaning ascribed to them in the Trust Deed.

1.2 Clause headings are for convenience only and shall not affect the construction hereof.

2.   Amendments to the Trust Deed and the Conditions

In the Second Schedule to the Trust Deed in the third paragraph of Condition 5 "(Pounds)772.50" shall be substituted for "(Pounds)7725" and Condition 5 of the Bonds shall be correspondingly amended.

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3.   Supplemental Provisions

Save as expressly modified by this Supplemental Trust Deed, the Trust Deed and the Bonds shall continue in full force and effect. The Trust Deed and this Supplemental Trust Deed shall henceforth be read and construed in conjunction as one deed.

4.   Miscellaneous

4.1 A Memorandum of the execution of this Supplemental Trust Deed shall be endorsed by the Trustee on the Trust Deed and by the Issuer on any duplicate thereof.

4.2 The Issuer will give notice to the Bondholders in accordance with the Conditions of the modification to the Trust Deed and the Conditions as set out in Clause 2 in the form set out in the Schedule to this Supplemental Trust Deed.

5.   Effectiveness of this Supplemental Trust Deed

The provisions of this Supplemental Trust Deed shall take effect on the date on which this Supplemental Trust Deed shall be executed by all of the parties hereto.

6.   Governing Law

This Supplemental Trust Deed is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof this Supplemental Trust Deed has been executed as a deed by the parties hereto and entered into the day and year first before written.

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                                   SCHEDULE

           Notice to holders of the (Pounds)125,000,000 9 per cent.
                    Guaranteed Bonds due 2007 (the "Bonds")
              of Castle Transmission (Finance) plc (the "Issuer")
              guaranteed by Castle Transmission International Ltd and Castle Transmission Services (Holdings) Ltd (together the "Guarantors").


Notice is hereby given that, pursuant to Clause 7.2 of the Trust Deed dated 21 May 1997 (the "Trust Deed") constituting the Bonds between the Issuer, the Guarantors and The Law Debenture Trust Corporation p.l.c. as trustee in respect of the Bonds (the "Trustee"), the third paragraph of Condition 5 in the Second Schedule to the Trust Deed has been amended by a First Supplemental Trust Deed dated . 1997 between the Issuer, the Guarantors and the Trustee to provide that the first payment of interest on the Bonds due on 30 March 1998 will be an amount of (Pounds)772.50 per (Pounds)10,000 principal amount of Bonds. A corresponding amendment has been made to Condition 5 of the Bonds.

This amendment was made to correct a manifest error in the Trust Deed and the Conditions by conforming the amount specified in Condition 5 to the rate of interest applicable to the Bonds for the period from (and including) 21 May 1997 to (but excluding) 30 March 1998.

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EXECUTED as a deed by
CASTLE TRANSMISSION (FINANCE) plc


By:         /s/ TED MILLER

Director

By:         /s/ GEORGE E. REESE

Secretary


EXECUTED as a deed by
CASTLE TRANSMISSION INTERNATIONAL LTD


By:         /s/ TED MILLER

Director

By:         /s/ GEORGE E. REESE

Secretary


EXECUTED as a deed by
CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD

By:         /s/ TED MILLER

Director

By:         /s/ GEORGE E. REESE

Secretary

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THE COMMON SEAL of
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
was affixed in the presence of:


Director:                 CLIVE RAKESTROW

Assistant Trust Manager:  ABIGAIL HOLLADAY

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